Exhibit 99.1

nCino Reports Fourth Quarter and Fiscal Year 2023 Financial Results
Q4 Total Revenues of $109.2M, up 46% year-over-year, Fiscal Year 2023 Total Revenues of $408.3M, up 49% year-over-year;
Q4 Subscription Revenues of $92.8M, up 48% year-over-year, Fiscal Year 2023 Subscription Revenues of $344.8M, up 53% year-over-year;
Company Achieves Second Consecutive Quarter of Positive Non-GAAP Operating Income

WILMINGTON, N.C. – March 28, 2023 – nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for the fourth quarter and fiscal year 2023, ended January 31, 2023.

“We are pleased with our strong fourth quarter financial results, as we once again exceeded top and bottom-line guidance,” said Pierre Naudé, Chairman and Chief Executive Officer of nCino. “While there is uncertainty in the banking industry right now, nCino is in an enviable position due to the visibility and resiliency of our business model, our large, diversified, global customer base, and our single platform which provides financial institutions a 360-degree view of their customers. We are confident in our strategy and our ability to continue driving the next wave of modernization in the financial services industry.”

Fourth Quarter Fiscal 2023 Financial Highlights
•Revenues: Total revenues for the fourth quarter of fiscal 2023 were $109.2 million, a 46% increase from $75.0 million in the fourth quarter of fiscal 2022. Subscription revenues for the fourth quarter were $92.8 million, up from $62.8 million one year ago, an increase of 48%. These revenues include the results of SimpleNexus. Organic subscription revenues, which exclude the revenues of SimpleNexus, were $77.0 million, a 30% increase from the fourth quarter of fiscal 2022.
•Loss from Operations: GAAP loss from operations in the fourth quarter of fiscal 2023 was $(23.3) million compared to $(30.0) million in the same quarter of fiscal 2022. Non-GAAP operating income in the fourth quarter was $1.8 million compared to a loss of $(8.3) million in the fourth quarter of fiscal 2022.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino, Inc. in the fourth quarter of fiscal 2023 was $(21.2) million compared to $(7.1) million in the fourth quarter of fiscal 2022. Non-GAAP net income attributable to nCino, Inc. in the fourth quarter was $4.4 million compared to a net loss of $(9.3) million in the fourth quarter of fiscal 2022.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino, Inc. in the fourth quarter of fiscal 2023 was $(0.19) per basic and diluted share compared to $(0.07) per basic and diluted share in the fourth quarter of fiscal 2022. Non-GAAP net income attributable to nCino, Inc. in the fourth quarter was $0.04 per diluted share compared to a net loss of $(0.09) per basic and diluted share in the fourth quarter of fiscal 2022.
•Remaining Performance Obligation: Total Remaining Performance Obligation (RPO) as of January 31, 2023, was $944.1 million, an increase of 3% compared to January 31, 2022. RPO expected to be recognized in the next 24 months was $634.8 million, an increase of 18% from $538.4 million as of January 31, 2022.
•Cash: Cash, cash equivalents, and restricted cash were $87.4 million as of January 31, 2023.

Full Year Fiscal 2023 Financial Highlights
•Revenues: Total revenues for fiscal year 2023 were $408.3 million, a 49% increase from $273.9 million in fiscal year 2022. Subscription revenues for fiscal year 2023 were $344.8 million, up from $224.9 million one year ago, an increase of 53%. These revenues include the results of SimpleNexus. Organic subscription revenues, which exclude the results of SimpleNexus, were $285.0 million, a 29% increase from last fiscal year.
•Loss from Operations: GAAP loss from operations for fiscal year 2023 was $(94.0) million compared to $(71.4) million in fiscal year 2022. Non-GAAP operating loss for fiscal year 2023 was $(2.1) million compared to $(17.6) million last fiscal year.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino, Inc. for fiscal year 2023 was $(102.7) million compared to $(49.4) million in fiscal year 2022. Non-GAAP net loss attributable to nCino, Inc. for fiscal year 2023 was $(8.0) million compared to $(19.5) million last fiscal year.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino, Inc. for fiscal year 2023 was $(0.93) per basic and diluted share compared to $(0.51) per basic and diluted share in fiscal year 2022. Non-GAAP net loss attributable to nCino, Inc. for fiscal year 2023 was $(0.07) per basic and diluted share compared to $(0.20) per basic and diluted share last fiscal year.

Recent Business Highlights
•Platform Selected by a $6-billion Community Bank to Modernize Multiple Lines of Business: Johnson Financial Group (JFG) selected the nCino platform for Commercial, Retail, and Small Business Lending, and Deposit Account Opening. JFG will also be using multiple nCino IQ (nIQ®) solutions – AutoSpreading and Commercial Pricing and Profitability – to further harness the advantage of a single platform across the institution.
•Signed New Deals in EMEA: Added one of the largest banks in Ireland as a customer as well as the U.K. division of a $75 billion global bank for commercial lending.
•Largest Commercial Pricing and Profitability Commitment: New nIQ customers included a top-50 U.S. Bank that selected nCino’s Commercial Pricing and Profitability solution to benefit from a tightly integrated view of relationship profitability, representing our largest sale of this offering to date.
•SimpleNexus Signed Three Record Deals: SimpleNexus signed its three largest initial contracts ever in the fourth quarter, two of which were cross-sells into the nCino customer base. The largest new commitment came from the lending arm of a premier home builder.
•Record Go-Live Year Capped with a Top-10 U.S. Bank: nCino Professional Services, along with a strategic SI partner, completed projects to activate two lines of business for a top- 10 U.S. bank.
•Updated Small Business Banking Solution Embraced by PeoplesBank: From qualification to approval, Small Business loans at PeoplesBank are occurring five times faster with nCino Small Business Banking, just one example of the efficiencies brought to PeoplesBank by the nCino platform.

Financial Outlook
nCino is providing guidance for its first quarter ending April 30, 2023, as follows:
•Total revenues between $111.5 million and $113.5 million.
•Subscription revenues between $95.5 million and $97.5 million.

•Non-GAAP operating income between $7.0 million and $9.0 million.
•Non-GAAP net income attributable to nCino, Inc. per diluted share of $0.04 to $0.05.

nCino is providing guidance for its fiscal year 2024 ending January 31, 2024, as follows:
•Total revenues between $476 million and $483 million.
•Subscription revenues between $407 million and $412 million.
•Non-GAAP operating income between $45 million and $50 million.
•Non-GAAP net income attributable to nCino, Inc. per diluted share of $0.36 to $0.40.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single cloud-based platform enhances the employee and client experience to enable financial institutions to more effectively onboard clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,850 financial institutions of all types and sizes on a global basis. For more information, visit www.ncino.com.

Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (ii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iii) risks associated with the acquisition of SimpleNexus, (iv) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (v) the accuracy of management’s assumptions and estimates; (vi) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vii) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (viii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (ix) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (x) our ability to manage our growth effectively including expanding outside of the United States; (xi) adverse changes in our relationship with Salesforce; (xii) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization, including SimpleNexus; (xiii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiv) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xv) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2022	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$88,014	$82,036
Accounts receivable, net	74,528	99,497
Costs capitalized to obtain revenue contracts, current portion, net	7,583	9,386
Prepaid expenses and other current assets	13,384	16,274
Total current assets	183,509	207,193
Property and equipment, net	60,677	84,442
Operating lease right-of-use assets, net	13,170	10,508
Costs capitalized to obtain revenue contracts, noncurrent, net	16,403	18,229
Goodwill	841,487	839,440
Intangible assets, net	180,122	152,825
Investments	4,031	6,531
Other long-term assets	1,615	8,101
Total assets	$1,301,014	$1,327,269
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$11,366	$11,878
Accrued compensation and benefits	21,454	22,623
Accrued expenses and other current liabilities	14,744	10,897
Deferred revenue, current portion	122,643	154,871
Financing obligations, current portion	621	1,015
Operating lease liabilities, current portion	3,548	3,874
Total current liabilities	174,376	205,158
Operating lease liabilities, noncurrent	11,198	7,282
Deferred income taxes, noncurrent	1,675	2,797
Deferred revenue, noncurrent	44	—
Revolving credit facility, noncurrent	—	30,000
Financing obligations, noncurrent	33,478	54,365
Construction liability, noncurrent	9,736	—
Total liabilities	230,507	299,602
Commitments and contingencies
Redeemable non-controlling interest	2,882	3,589
Stockholders’ equity
Common stock	55	56
Additional paid-in capital	1,277,258	1,333,669
Accumulated other comprehensive income (loss)	(72)	694
Accumulated deficit	(209,616)	(310,341)
Total stockholders’ equity	1,067,625	1,024,078
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,301,014	$1,327,269

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2023	2022	2023
Revenues
Subscription	$62,802	$92,828	$224,854	$344,752
Professional services and other	12,153	16,353	49,011	63,563
Total revenues	74,955	109,181	273,865	408,315
Cost of revenues
Subscription	18,501	27,766	64,508	106,265
Professional services and other	12,784	17,161	46,905	63,341
Total cost of revenues	31,285	44,927	111,413	169,606
Gross profit	43,670	64,254	162,452	238,709
Gross margin %	58%	59%	59%	58%
Operating expenses
Sales and marketing	24,674	33,395	82,901	127,669
Research and development	23,373	33,289	79,363	121,576
General and administrative	25,614	20,902	71,545	83,477
Total operating expenses	73,661	87,586	233,809	332,722
Loss from operations	(29,991)	(23,332)	(71,357)	(94,013)
Non-operating income (expense)
Interest income	21	288	194	403
Interest expense	(537)	(958)	(1,514)	(2,807)
Other income (expense), net	(952)	4,142	(1,277)	(1,356)
Loss before income taxes	(31,459)	(19,860)	(73,954)	(97,773)
Income tax provision (benefit)	(24,863)	1,912	(23,833)	4,071
Net loss	(6,596)	(21,772)	(50,121)	(101,844)
Net loss attributable to redeemable non-controlling interest	(310)	(211)	(1,569)	(1,119)
Adjustment attributable to redeemable non-controlling interest	833	(353)	894	1,995
Net loss attributable to nCino, Inc.	$(7,119)	$(21,208)	$(49,446)	$(102,720)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.07)	$(0.19)	$(0.51)	$(0.93)
Weighted average number of common shares outstanding:
Basic and diluted	100,319,094	111,161,074	96,722,464	110,615,734

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended January 31,
	2022	2023
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(49,446)	$(102,720)
Net loss and adjustment attributable to redeemable non-controlling interest	(675)	876
Net loss	(50,121)	(101,844)
Adjustments to reconcile net loss to net cash used in activities:
Depreciation and amortization	10,006	34,652
Non-cash operating lease costs	2,534	3,840
Amortization of costs capitalized to obtain revenue contracts	5,779	8,459
Amortization of debt issuance costs	—	177
Stock-based compensation	28,477	50,232
Deferred income taxes	(24,280)	1,627
Provision for bad debt	90	806
Net foreign currency losses	1,860	1,548
Change in operating assets and liabilities:
Accounts receivable	(13,507)	(26,795)
Costs capitalized to obtain revenue contracts	(11,045)	(12,235)
Prepaid expenses and other assets	(2,503)	(3,433)
Accounts payable	8,796	35
Accounts payable, related parties	(4,363)	—
Accrued expenses and other current liabilities	7,311	(1,210)
Deferred revenue	24,317	33,527
Operating lease liabilities	(2,580)	(4,767)
Net cash used in operating activities	(19,229)	(15,381)
Cash flows from investing activities
Acquisition of business, net of cash acquired	(268,994)	676
Acquisition of assets	—	(563)
Purchases of property and equipment	(5,463)	(18,338)
Purchase of investments	(4,031)	(2,500)
Net cash used in investing activities	(278,488)	(20,725)
Cash flows from financing activities
Proceeds from borrowings on revolving credit facility	—	50,000
Payments on revolving credit facility	—	(20,000)
Payments of debt issuance costs	—	(367)
Stock issuance costs	(210)	—
Exercise of stock options	13,907	3,750
Stock issuance under the employee stock purchase plan	2,543	4,450
Principal payments on financing obligations	(318)	(1,121)
Net cash provided by financing activities	15,922	36,712
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(1,231)	(1,587)
Net decrease in cash, cash equivalents, and restricted cash	(283,026)	(981)
Cash, cash equivalents, and restricted cash, beginning of period	371,425	88,399
Cash, cash equivalents, and restricted cash, end of period	$88,399	$87,418

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$88,014	$82,036
Restricted cash included in other long-term assets	385	5,382
Total cash, cash equivalents, and restricted cash, end of period	$88,399	$87,418

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time. Adjustments to stock-based compensation in connection with restructuring events are presented in Stock-Based Compensation Expenses.

•Tax Benefit Related to the SimpleNexus Acquisition. Upon the acquisition of SimpleNexus, nCino reduced the valuation allowance against U.S. deferred tax assets, resulting in a one-time tax benefit recorded in Income tax provision (benefit). We believe that the exclusion of this benefit from our non-GAAP net loss attributable to nCino and non-GAAP net loss attributable to nCino per share provides a more direct comparison to all periods presented.

•Income tax effect on non-GAAP adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2023	2022	2023
GAAP total revenues	$74,955	$109,181	$273,865	$408,315

GAAP cost of subscription revenues	$18,501	$27,766	$64,508	$106,265
Amortization expense - developed technology	(1,427)	(4,252)	(2,604)	(17,019)
Stock-based compensation	(239)	(310)	(960)	(1,430)
Restructuring charges[1]	—	(4)	—	(4)
Non-GAAP cost of subscription revenues	$16,835	$23,200	$60,944	$87,812

GAAP cost of professional services and other revenues	$12,784	$17,161	$46,905	$63,341
Amortization expense - other	—	(47)	—	(94)
Stock-based compensation	(1,314)	(1,699)	(5,195)	(7,263)
Restructuring charges[1]	—	(333)	—	(333)
Non-GAAP cost of professional services and other revenues	$11,470	$15,082	$41,710	$55,651

GAAP gross profit	$43,670	$64,254	$162,452	$238,709
Amortization expense - developed technology	1,427	4,252	2,604	17,019
Amortization expense - other	—	47	—	94
Stock-based compensation	1,553	2,009	6,155	8,693
Restructuring charges[1]	—	337	—	337
Non-GAAP gross profit	$46,650	$70,899	$171,211	$264,852

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[2]
GAAP gross margin %	58%	59%	59%	58%
Amortization expense - developed technology	2	4	1	4
Amortization expense - other	—	—	—	—
Stock-based compensation	2	2	2	2
Restructuring charges[1]	—	—	—	—
Non-GAAP gross margin %	62%	65%	63%	65%

GAAP sales & marketing expense	$24,674	$33,395	$82,901	$127,669
Amortization expense - customer relationships	(888)	(2,168)	(2,141)	(8,670)
Amortization expense - trade name	(162)	(604)	(162)	(2,417)
Stock-based compensation	(2,105)	(3,139)	(7,520)	(13,283)
Restructuring charges[1]	—	(1,333)	—	(1,333)
Non-GAAP sales & marketing expense	$21,519	$26,151	$73,078	$101,966

GAAP research & development expense	$23,373	$33,289	$79,363	$121,576
Stock-based compensation	(1,606)	(3,145)	(6,186)	(11,602)
Restructuring charges[1]	—	(2,135)	—	(2,135)
Non-GAAP research & development expense	$21,767	$28,009	$73,177	$107,839

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2023	2022	2023

GAAP general & administrative expense	$25,614	$20,902	$71,545	$83,477
Stock-based compensation	(2,664)	(3,463)	(8,616)	(16,654)
Acquisition-related expenses	(9,104)	(206)	(10,006)	(2,276)
Litigation expenses	(2,158)	(1,054)	(10,326)	(6,147)
Restructuring charges[1]	—	(1,212)	—	(1,212)
Non-GAAP general & administrative expense	$11,688	$14,967	$42,597	$57,188

GAAP loss from operations	$(29,991)	$(23,332)	$(71,357)	$(94,013)
Amortization of intangible assets	2,477	7,071	4,907	28,200
Stock-based compensation	7,928	11,756	28,477	50,232
Acquisition-related expenses	9,104	206	10,006	2,276
Litigation expenses	2,158	1,054	10,326	6,147
Restructuring charges[1]	—	5,017	—	5,017
Non-GAAP operating income (loss)	$(8,324)	$1,772	$(17,641)	$(2,141)

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[2]
GAAP operating margin %	(40)%	(21)%	(26)%	(23)%
Amortization of intangible assets	3	6	2	7
Stock-based compensation	11	11	10	12
Acquisition-related expenses	12	—	4	1
Litigation expenses	3	1	4	2
Restructuring charges[1]	—	5	—	1
Non-GAAP operating margin %	(11)%	2%	(6)%	(1)%

GAAP net loss attributable to nCino, Inc.	$(7,119)	$(21,208)	$(49,446)	$(102,720)
Amortization of intangible assets	2,477	7,071	4,907	28,200
Stock-based compensation	7,928	11,756	28,477	50,232
Acquisition-related expenses	9,104	206	10,006	2,276
Litigation expenses	2,158	1,054	10,326	6,147
Restructuring charges[1]	—	5,017	—	5,017
Tax (benefit) provision related to the SimpleNexus acquisition	(24,646)	860	(24,646)	860
Income tax effect on non-GAAP adjustments	(3)	(2)	(12)	(14)
Adjustment attributable to redeemable non-controlling interest	833	(353)	894	1,995
Non-GAAP net income (loss) attributable to nCino, Inc.	$(9,268)	$4,401	$(19,494)	$(8,007)

Basic and diluted GAAP net loss attributable to nCino, Inc. per share	$(0.07)	$(0.19)	$(0.51)	$(0.93)
Weighted-average shares used to compute basic and diluted GAAP net income (loss) attributable to nCino, Inc. per share	100,319,094	111,161,074	96,722,464	110,615,734
Basic non-GAAP net income (loss) attributable to nCino, Inc. per share	$(0.09)	$0.04	$(0.20)	$(0.07)
Weighted-average shares used to compute basic non-GAAP net income (loss) attributable to nCino, Inc. per share	100,319,094	111,161,074	96,722,464	110,615,734

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2023	2022	2023
Diluted non-GAAP net income (loss) attributable to nCino, Inc. per share	$(0.09)	$0.04	$(0.20)	$(0.07)
Weighted-average shares used to compute diluted non-GAAP net income (loss) attributable to nCino, Inc. per share	100,319,094	113,417,769	96,722,464	110,615,734

Free cash flow
Net cash used in operating activities	$(21,052)	$(22,020)	$(19,229)	$(15,381)
Purchases of property and equipment	(1,823)	(4,449)	(5,463)	(18,338)
Free cash flow	$(22,875)	$(26,469)	$(24,692)	$(33,719)
Principal payments on financing obligations[3]	(137)	(663)	(318)	(1,121)
Free cash flow less principal payments on financing obligation	$(23,012)	$(27,132)	$(25,010)	$(34,840)

1Stock-based compensation benefit related to restructuring is included in Stock-based compensation.
2Columns may not foot due to rounding.
3These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
Harrison Masters
nCino
+1 910.734.7743
Harrison.masters@ncino.com
MEDIA CONTACT
Kathryn Cook
nCino
+1 919.691.4206
Kathryn.cook@ncino.com